UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2024

ZEO ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40927	98-1601409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Little Rd, Suite 200A, New Port Richey, FL	34654
(Address of principal executive offices)	(Zip Code)

(727) 375-9375

(Registrant’s telephone number, including area code)

ESGEN Acquisition Corporation

5956 Sherry Lane, Suite 1400

Dallas, TX 75225

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZEO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50, subject to adjustment	ZEOWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Unless the context otherwise requires, (i) references to “we,” “us,” “our,” “Zeo,” and the “Company” refer to Zeo Energy Corp., a Delaware corporation, and its consolidated subsidiaries, including Sunergy (as defined below), following the Closing, (ii) references to “Sunergy” refer to Sunergy Renewables, LLC, (iii) references to “ESGEN” refer to ESGEN Acquisition Corporation prior to the Closing and (iv) references to the “registrant” refer to ESGEN, which was renamed Zeo Energy Corp. in connection with the Closing (as defined below). All references herein to the “Board” refer to the board of directors of the Company.

On March 13, 2024 (the “Closing Date”), the registrant consummated its previously announced business combination (the “Closing”), pursuant to that certain Business Combination Agreement, dated as of April 19, 2023 (as amended on January 24, 2024, the “Business Combination Agreement”), by and among Zeo Energy Corp., a Delaware corporation (f/k/a ESGEN Acquisition Corporation, a Cayman Islands exempted company), ESGEN OpCo, LLC, a Delaware limited liability company(“OpCo”), Sunergy Renewables, LLC, a Nevada limited liability company (“Sunergy”), the Sunergy equityholders set forth on the signature pages thereto or joined thereto (collectively, “Sellers” and each, a “Seller”, and collectively with Sunergy, the “Sunergy Parties”), for limited purposes, ESGEN LLC, a Delaware limited liability company (the “Sponsor”), and for limited purposes, Timothy Bridgewater, an individual, in his capacity as the Sellers Representative (collectively, the “Business Combination”). Prior to the Closing, (i) except as otherwise specified in the Business Combination Agreement, each issued and outstanding Class B ordinary share of ESGEN was converted into one Class A ordinary share of ESGEN (the “ESGEN Class A Ordinary Shares” and such conversion, the “ESGEN Share Conversion”); and (ii) ESGEN was domesticated into the State of Delaware so as to become a Delaware corporation (the “Domestication”). In connection with the Closing, the registrant changed its name from “ESGEN Acquisition Corporation” to “Zeo Energy Corp.”

Terms used in this Current Report on Form 8-K (“Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement (as defined below), and such definitions are incorporated herein by reference.

Conversion of Securities and Transaction Consideration

Following the Domestication, each then-outstanding ESGEN Class A Ordinary Share was converted into one share of Class A common stock of the registrant, par value $0.0001 per share (“Zeo Class A Common Stock”), and each then-outstanding ESGEN Public Warrant converted automatically into a warrant of the registrant, exercisable for one share of Zeo Class A Common Stock. Additionally, each outstanding unit of ESGEN was cancelled and separated into one share of Zeo Class A Common Stock and one-half of one warrant of the registrant.

In accordance with the terms of the Business Combination Agreement, Sunergy caused all holders of any options, warrants or rights to subscribe for or purchase any equity interests of Sunergy or its subsidiaries or securities (including debt securities) convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire, any equity interests of Sunergy or any subsidiary thereof (collectively, the “Sunergy Convertible Interests”) existing immediately prior to the Closing to either exchange or convert all such holder’s Sunergy Convertible Interests into limited liability interests of Sunergy (the “Sunergy Company Interests”) in accordance with the governing documents of Sunergy or the Sunergy Convertible Interests.

At the Closing, ESGEN contributed to OpCo (1) all of its assets (excluding its interests in OpCo, but including the amount of cash in ESGEN’s Trust Account (the “Trust Account”) as of immediately prior to the Closing (after giving effect to the exercise of redemption rights by ESGEN shareholders)), and (2) a number of newly issued shares (the “Seller Class V Shares”) of Class V common stock of the registrant, par value $0.0001 per share (“Zeo Class V Common Stock”), which are non-economic, voting shares of Zeo, equal to the number of Seller OpCo Units (as defined in the Business Combination Agreement) and (y) in exchange, OpCo issued to ESGEN (i) a number of Class A common units of OpCo (the “Manager OpCo Units”) which equaled the totaled number of shares of the Zeo Class A Common Stock issued and outstanding immediately after the Closing and (ii) a number of warrants to purchase Manager OpCo Units which equaled the number of SPAC Warrants (as defined in the Business Combination Agreement) issued and outstanding immediately after the Closing (the transactions described above in this paragraph, the “ESGEN Contribution”). Immediately following the ESGEN Contribution, (x) the Sellers contributed to OpCo the Sunergy Company Interests and (y) in exchange therefor, OpCo transferred to the Sellers the Seller OpCo Units and the Seller Class V Shares.

Prior to the Closing, Sellers transferred 24.167% of their Sunergy Company Interests (which were thereafter exchanged for Seller OpCo Units and Seller Class V Shares at the Closing, as described above) pro rata to Sun Managers, LLC, a Delaware limited liability company (“Sun Managers”), in exchange for Class A Units (as defined in the Sun Managers limited liability company agreement (the “SM LLCA”) in Sun Managers. In connection with such transfer, Sun Managers executed a joinder to, and became a “Seller” for purposes of, the Business Combination Agreement. Sun Managers intends to grant Class B Units (as defined in the SM LLCA) in Sun Managers through the Sun Managers, LLC Management Incentive Plan (the “Management Incentive Plan”) adopted by Sun Managers to certain eligible employees or service providers of OpCo, Sunergy or their subsidiaries, in the discretion of Timothy Bridgewater, as manager of Sun Managers. Such Class B Units may be subject to a vesting schedule, and once such Class B Units become vested, there may be an exchange opportunity through which the grantees may request (subject to the terms of the Management Incentive Plan and the OpCo A&R LLC Agreement (as defined below)) the exchange of their Class B Units into Seller OpCo Units (together with an equal number of Seller Class V Shares), which may then be converted into Zeo Class A Common Stock (subject to the terms of the Management Incentive Plan and the OpCo A&R LLC Agreement). Grants under the Management Incentive Plan will be made after Closing.

As of the Closing Date, upon consummation of the Business Combination, the only outstanding shares of capital stock of the registrant were shares of Zeo Class A Common Stock and Zeo Class V Common Stock.

The material terms and conditions of the Business Combination Agreement are described in greater detail in the Company’s definitive proxy statement/prospectus (as amended and supplemented, the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”), on February 13, 2024, in the section entitled “The Business Combination Agreement” beginning on page 146, which information is incorporated herein by reference.

A copy of the Business Combination Agreement and the amendment thereto are filed as Exhibits 2.1 and 2.2 to this Report, respectively, and are incorporated herein by reference.

Related Agreements

PIPE Financing

In connection with entering into the Business Combination Agreement, ESGEN and the Sponsor entered into a subscription agreement, dated April 19, 2023, which ESGEN, the Sponsor and OpCo subsequently amended and restated on January 24, 2024 (the “Sponsor Subscription Agreement”), pursuant to which, among other things, the Sponsor agreed to purchase an aggregate of 1,000,000 preferred units of OpCo (“Convertible OpCo Preferred Units”) convertible into Exchangeable OpCo Units (as defined below) (and be issued an equal number of shares of Zeo Class V Common Stock) concurrently with the Closing at a cash purchase price of $10.00 per unit and up to an additional 500,000 Convertible OpCo Preferred Units (together with the concurrent issuance of an equal number of shares of Zeo Class V Common Stock) during the six months after Closing if called for by Zeo. Prior to the Closing, ESGEN informed the Sponsor that it wished to call for the additional 500,000 Convertible OpCo Preferred Units at the Closing and, as a result, a total of 1,500,00 Convertible OpCo Preferred Units and an equal number of shares of Zeo Class V Common Stock were issued to Sponsor pursuant to the Sponsor Subscription Agreement for aggregate consideration of $15,000,000.

A copy of the Amended and Restated Subscription Agreement is filed as Exhibit 10.1 this Report and is incorporated herein by reference, and the foregoing description of the Sponsor Subscription Agreement is qualified in its entirety by reference to the full text thereof.

Amendments to the Letter Agreement

Concurrently with the execution of the Business Combination Agreement, on April 19, 2023, the Sponsor, ESGEN’s independent directors at the time of its initial public offering (“IPO”) and one or more client accounts of Westwood Group Holdings, Inc. (successor to Salient Capital Advisors, LLC) (the “Westwood Client Accounts” and, together with the Sponsor and certain independent directors of ESGEN, the “Initial Shareholders”), entered into an amendment to that certain Letter Agreement, dated as of October 22, 2021 (the “Letter Agreement”) (and as further amended on January 24, 2024, the “Letter Agreement Amendment”), pursuant to which, among other things, (i) the Initial Shareholders agreed not to transfer his, her or its ESGEN Class B ordinary shares (or the Zeo Class A Common Stock ultimately issuable in exchange for such ESGEN Class B ordinary shares pursuant to the Business Combination Agreement) prior to the earlier of (a) six months after the Closing or (b) subsequent to the Closing (A) if the last sale price of the Zeo Class A Common Stock quoted on Nasdaq is greater than or equal to $12 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-consecutive trading day period commencing at least 90 days after Closing, or (B) the date on which Zeo completes a liquidation, merger, share exchange or other similar transaction that results in all of Zeo’s stockholders having the right to exchange their Zeo Class A Common Stock for cash, securities or other property, (ii) the Initial Shareholders agreed to waive any adjustment to the conversion ratio set forth in the governing documents of ESGEN with respect to the ESGEN Class B ordinary shares prior to the earlier of the ESGEN Share Conversion or the Closing, (iii) the Sponsor agreed to irrevocably surrender and forfeit 2,361,641 ESGEN ordinary shares (the “Sponsor Forfeited Shares”), (iv) the Initial Shareholders other than Sponsor agreed to irrevocably surrender and forfeit 538,355 ESGEN ordinary shares, (v) the Initial Shareholders and Sponsor agreed to forfeit an additional 500,000 shares of Zeo Class A Common Stock if, within two years of Closing, the Convertible OpCo Preferred Units are redeemed or converted (with such shares subject to a lock-up for two years after Closing) and (vi) the Initial Shareholders agreed to forfeit all of their SPAC Private Warrants (as defined in the Business Combination Agreement) in connection with Closing.

A copy of the Letter Agreement and the first and second amendments to the Letter Agreement are filed as Exhibits 10.2, 10.3 and 10.4 to this Report, respectively, and are incorporated herein by reference, and the foregoing description of the Letter Agreement Amendment is qualified in its entirety by reference to the full text thereof

Side Letter

In connection with the Closing, ESGEN, the Sponsor, the Initial Shareholders and Sunergy entered into a side letter (the “Side Letter”) pursuant to which 778,381 of the Sponsor Forfeited Shares were retained in the treasury of Zeo rather than being cancelled and such shares, following conversion into shares of Zeo Class A Common Stock, were then available to be issued in connection with the Closing. At the Closing these shares were issued to K2 (as defined below), Piper (as defined below) and three other third-party investors.

A copy of the Side Letter is filed as Exhibit 10.5 to this Report and is incorporated herein by reference, and the foregoing description of the Side Letter is qualified in its entirety by reference to the full text thereof

NRA Agreement

As previously disclosed, on March 11, 2024, ESGEN entered into a non-redemption agreement (the “NRA”) with The K2 Principal Fund L.P. (“K2”), pursuant to which K2 agreed (i) to purchase at least 174,826 ESGEN Class A Ordinary Shares in the open market from investors who had elected to redeem such shares in connection with ESGEN’s extraordinary general meeting of shareholders held to approve the transactions contemplated by the Business Combination Agreement and (ii) not to redeem and to validly rescind any redemption requests on such purchased ESGEN Class A Ordinary Shares. K2 ultimately purchased 176,786 ESGEN Class A Ordinary Shares in accordance with the foregoing.

In exchange for the foregoing commitments to purchase and not redeem such Class A Ordinary Shares, ESGEN agreed to issue, for no consideration an aggregate of 225,174 shares of Zeo Class A Common Stock at the Closing..

A copy of the NRA is filed as Exhibit 10.6 to this Report, and is incorporated herein by reference, and the foregoing description of the NRA is qualified in its entirety by reference to the full text thereof.

Engagement Letter

As previously disclosed, on April 19, 2023, Piper Sandler & Co. (“Piper”) and Sunergy agreed to the withdrawal of Piper from its role as financial advisor to Sunergy with respect to the Business Combination, and on September 5, 2023, Piper changed its role to providing buy-side and debt advisory services to Sunergy pursuant to an amendment to its engagement letter with Sunergy. On March 8, 2024, Piper and Sunergy agreed to a second amendment to the engagement letter (as so amended, the “Engagement Letter”) which provided that (i) if the Closing occurred, Piper would be issued 50,000 shares of Zeo Class A Common Stock at the Closing (and be added as a party to the A&R Registration Rights Agreement (as defined below)) and be paid six equal installments of $500,000, to be paid every three months starting on July 15, 2024 in full satisfaction of amounts due pursuant to the Engagement Letter and (ii) subject to certain conditions, Piper will be granted a right of first refusal on financial advisory services for a period of eighteen months following Closing. Accordingly, Zeo issued Piper 50,000 shares of Zeo Class A Common Stock at Closing.

Item 1.01 Entry into a Material Definitive Agreement.

A&R Registration Rights Agreement

On March 13, 2024, the Sellers, the Initial Shareholders, Piper (the “New PubCo Holders”) and Zeo entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), pursuant to which, among other things, Zeo will provide the New PubCo Holders certain registration rights with respect to certain shares of Zeo Class A Common Stock held by them or otherwise issuable to them pursuant to the Business Combination Agreement, the OpCo A&R LLC Agreement (as defined below) or Zeo’s certificate of incorporation filed on March 13, 2024 (the “Zeo Charter”).

The foregoing description of the A&R Registration Rights Agreement is qualified in its entirety by the full text of the A&R Registration Rights Agreement, which is filed as Exhibit 10.7 hereto and is incorporated herein by reference.

OpCo A&R LLC Agreement

Pursuant to the Business Combination, Zeo has been organized in an “Up-C” structure, such that OpCo and the subsidiaries of OpCo hold and operate substantially all of the assets and business of Zeo, and Zeo is a publicly listed holding company that holds common equity interests in OpCo, which holds all of the equity interests in Sunergy. Until any redemption of Exchangeable OpCo Units has occurred as described below, the Sellers generally hold the remainder of the common equity interests of OpCo through their ownership of the Exchangeable OpCo Units. In addition, as described above, the Sponsor owns all of the Convertible OpCo Preferred Units upon the Closing. Except for the consent rights of Sponsor noted below or as specifically set forth in the OpCo A&R LLC Agreement (as defined below), Zeo has the full, exclusive and complete discretion to manage and control the business and affairs of OpCo.

Accordingly, on March 13, 2024, concurrently with the Closing, OpCo amended and restated its limited liability company agreement in its entirely (the “OpCo A&R LLC Agreement”) to, among other things, provide a holder of corresponding economic, non-voting Class B units of OpCo (the “Exchangeable OpCo Units”) the right to cause OpCo to redeem one or more of such Exchangeable OpCo Units, together with the cancellation of an equal number of shares of such holder’s Zeo Class V Common Stock, for shares of Zeo Class A Common Stock on a one-for-one basis, or, at the election of Zeo (as manager of OpCo), cash, in each case, subject to certain restrictions set forth in the OpCo A&R LLC Agreement and the Charter. The OpCo A&R LLC Agreement also provides for mandatory OpCo Unit Redemptions in certain limited circumstances, including in connection with certain changes of control. Subject to certain conditions, the Convertible OpCo Preferred Units are redeemable by Zeo and following the first anniversary of the Closing may be converted by the Sponsor into Exchangeable OpCo Units (and then would be immediately exchanged on a one-for-one basis, together with an equal number of accompanying shares of Zeo Class V Common Stock, for shares Zeo Class A Common Stock). The Convertible OpCo Preferred Units have accruing distributions of 10% per annum and the Sponsor has holder thereof has certain consent rights over the taking of certain actions of OpCo and its subsidiaries.

The foregoing description of the OpCo A&R LLC Agreement is qualified in its entirety by the full text of the OpCo A&R LLC Agreement, which is filed as Exhibit 10.8 hereto and is incorporated herein by reference.

Lock-Up Agreement

On March 13, 2024, concurrently with the Closing, the Sellers entered into the Lock-Up Agreement, pursuant to which each of the Sellers  agreed not to transfer its Exchangeable OpCo Units and corresponding shares of Zeo Class V Common Stock received in connection with the Business Combination until the earlier of (i) six months after the Closing and (ii) subsequent to the Closing, (a) satisfaction of the Early Lock-Up Termination or (b) the date on which Zeo completes a PubCo Sale (as defined in the Lock-Up Agreement).

The foregoing description of the Lock-Up Agreement is qualified in its entirety by the full text of the Lock-Up Agreement, which is filed as Exhibit 10.9 hereto and is incorporated herein by reference.

Tax Receivable Agreement

On March 13, 2024, concurrently with the Closing, Zeo entered into a tax receivable agreement (the “Tax Receivable Agreement”) with the Sellers (the “TRA Holders”) and Timothy Bridgewater, as the Agent. The Tax Receivable Agreement generally provides for the payment by Zeo to the TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax (computed using simplifying assumptions to address the impact of state and local taxes) that Zeo actually realizes (or is deemed to realize in certain circumstances) in periods after the Business Combination as a result of certain increases in tax basis available to Zeo pursuant to the exercise of the OpCo Exchange Rights (as defined in the Tax Receivable Agreement) or a Mandatory Exchange (as defined in the Tax Receivable Agreement) and certain benefits attributable to imputed interest.

The foregoing description of the Tax Receivable Agreement is qualified in its entirety by the full text of the Tax Receivable Agreement, which is filed as Exhibit 10.10 hereto and is incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements (“Indemnification Agreements”) with each of the Company’s newly elected directors and newly appointed executive officers which provide that the Company will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under Delaware law and the Company’s by-laws.

The foregoing description of the Indemnification Agreements is qualified in its entirety by the full text of the Indemnification Agreements, the form of which is filed as Exhibit 10.11 hereto and is incorporated herein by reference.

Employment Agreements

The information set forth under Item 5.02 of this Current Report relating to the Executive Employment Agreements is hereby incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” and Item 1.01 above is incorporated into this Item 2.01 by reference.

On March 13, 2024, the Business Combination was approved by ESGEN’s shareholders at an extraordinary general meeting thereof (the “EGM”). Holders of an aggregate of 1,159,976 ESGEN Class A Ordinary Shares sold in ESGEN’s IPO (the “public shares”) exercised their right to have such shares redeemed for a pro rata portion of the trust account holding the proceeds from ESGEN’s IPO, calculated as of two (2) business days prior to the date of the business combination, which was approximately $11.50 per share, or $13,336,056 in the aggregate (the “Redemption”).

Pursuant to the terms of the Business Combination Agreement, the aggregate consideration paid by ESGEN to the Sellers in connection with the Business Combination was 33,730,000 Exchangeable OpCo Units and 33,730,000 shares of Zeo Class V Common Stock.

Immediately following consummation of the Business Combination, including the redemption of public shares as described above, there were 5,026,964 shares of Zeo Class A Common Stock issued and outstanding and 35,230,000 shares of Zeo Class V Common Stock issued and outstanding.

On March 14, 2024, shares of the Zeo Class A Common Stock commenced trading on the Nasdaq Capital Market under the symbol “ZEO,” and the Company’s warrants commenced trading on the Nasdaq Capital Market under the symbol “ZEOWW.” The continued listing of the Company’s securities on The Nasdaq Stock Market LLC (“Nasdaq”) is subject to Nasdaq’s ongoing review of the Company’s satisfaction of the applicable listing criteria.

As noted above, in connection with the Closing, an aggregate of approximately $13,336,056 was paid from ESGEN’s trust account to holders that properly exercised their right to have public shares redeemed, and the remaining balance in the trust account immediately prior to the Closing was approximately $2,709,193. The remaining amount in the trust account will be used in part to fund certain expenses incurred in connection with the Business Combination.

FORM 10 INFORMATION

Prior to the Closing, ESGEN was a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations. ESGEN was formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose operating assets consist of the operating assets of Sunergy and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Report, including the information incorporated herein by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements preceded by, followed by or that include the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions.

These forward-looking statements are based on information available as of the date of this Report and management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the inability to maintain the Company’s listing on Nasdaq following the Business Combination;

●	the Company’s ability to raise financing and constraints thereon that may result from terms and features of the Company’s liabilities and obligations that could impact availability of capital on favorable terms or at all;

●	the risk that the Business Combination, or the announcement of its consummation, disrupts current plans and operations;

●	the Company’s success in retaining or recruiting, or changes in, its officers, key employees or directors following the Business Combination;

●	the ability to recognize benefits from the Business Combination, as compared to costs and liabilities associated with the transaction and its consummation;

●	the business, operations and financial performance of the Company, including market conditions and global and economic factors beyond the Company’s control, among others;

●	costs related to the Business Combination and to operating as a public company;

●	the outcome of any legal proceedings that may be instituted against the Company following consummation of the Business Combination;

●	changes in business or other plans following consummation of the Business Combination, as a result of transaction costs and the effects thereof on the Company’s results of operations and previous growth plans;

●	changes in applicable laws or regulations;

●	necessary adjustments to previously forecasted results and business plans due to revised expectations and incurrence of significant liabilities associated with the Business Combination;

●	the impact of inflation and related changes in base interest rates and significant market volatility on the Company’s business, industry and the global economy; and

●	other risks and uncertainties indicated or incorporated by reference in this Report, including those set forth in the section of the Proxy Statement entitled “Risk Factors” beginning on page 59.

Business

The information set forth in the section of the Proxy Statement entitled “Information About Sunergy” beginning on page 297 is incorporated herein by reference.

Risk Factors

The information set forth in the section of the Proxy Statement entitled “Risk Factors” beginning on page 67 is incorporated herein by reference.

Financial Information

The unaudited pro forma condensed combined financial information of Sunergy and ESGEN is set forth in Exhibit 99.1 and incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations will be filed by amendment to this Report.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s common stock as of the Closing Date by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock;

●	each of the Company’s named executive officers and directors; and

●	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days.

The percentage of beneficial ownership is based on 5,026,964 shares of Zeo Class A Common Stock issued and outstanding and 35,230,000 shares of Zeo Class V Common Stock issued and outstanding as of the Closing Date.

In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the Closing are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 7625 Little Rd, Suite 200A, New Port Richey, FL 34654. Unless otherwise indicated and subject to community property laws and similar laws, except as otherwise indicated below, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares of Class A Common Stock	%	Number of Shares of Class V Common Stock	%	% of total voting power
Directors and Executive Officers
Directors and executive officers(1)
Timothy Bridgewater(2)	--	--	10,460,410	29.7%	26.0%
Gianluca Guy	--	--	5,900,478	16.7%	14.7%
Brandon Bridgewater	--	--	5,515,664	15.7%	13.7%
Kalen Larsen	--	--	5,515,664	15.7%	13.7%
Stirling Adams	--	--	--	--	--
Dr. Abigail M. Allen	--	--	--	--	--
James P. Benson	--	--	--	--	--
Neil Bush	--	--	--	--	--
Mark Jacobs	80,000	1.6%	--	--	*
All directors and executive officers as a group (9 individuals)	80,000	1.6%	27,392,216	77.8%	68.2%

Five Percent Holders
Anton Hruby	--		5,900,478	16.7%	14.7%
ESGEN LLC(3)	3,257,436	64.8%	1,500,000	4.3%	11.8%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the directors and officers is 7625 Little Rd, Suite 200A, New Port Richey, FL 34654.

(2)	The total number of shares of Zeo Class V Common Stock owned by Timothy Bridgewater comprise (i) 2,308,883 shares of Zeo Class V Common Stock owned of record by LCB Trust, his family trust entity and (ii) 8,151,527 shares of Zeo Class V Common Stock held of record by Sun Managers, LLC for which as the manager he has voting and investment power. Sun Managers, LLC is expected to use such shares in connection with a management equity program. Mr. Bridgewater disclaims beneficial ownership over any such shares held by Sun Managers, LLC.

(3)	James P. Benson, Michael C. Mayon and Andrea Bernatova are the managers of ESGEN LLC, and each of them disclaims beneficial ownership over any securities owned by ESGEN LLC in which he or she does not have any pecuniary interest. The business address of ESGEN LLC is 5956 Sherry Lane, Suite 1400, Dallas, Texas 75225.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing, including biographical information regarding these individuals, is set forth in the Proxy Statement in the section entitled “Management of New Pubco Following the Business Combination” beginning on page 333, which information is incorporated herein by reference.

At the EGM, ESGEN’s shareholders elected the following individuals to serve as directors of the Company, effective upon Closing until Zeo’s next annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal: Dr. Abigail M. Allen, Timothy Bridgewater, Gianluca “Luke” Guy, Neil Bush, Mark M. Jacobs, and James P. Benson.

Director Independence

Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Dr. Abigail M. Allen, Neil Bush, James P. Benson and Mark M. Jacobs are “independent directors” as defined in the Nasdaq listing standards. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

The Board directs the management of its business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. Zeo has a standing Audit Committee and Compensation Committee, each of which operates under a written charter. In addition, from time to time, special committees may be established under the direction of the Board when it deems it necessary or advisable to address specific issues. Current copies of Zeo’s committee charters are posted on its website, as required by applicable SEC and Nasdaq rules. The information on or available through any of such website is not deemed incorporated in this Report and does not form part of this Report.

Audit Committee

The Audit Committee consists of Dr. Abigail M. Allen, James P. Benson and Mark M. Jacobs, and Dr. Allen serves as the chair of the Audit Committee. The Board has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act and Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Each member of the Audit Committee is able to read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board examined each proposed audit committee member’s scope of experience and the nature of their prior and/or current employment.

The Board has determined that Dr. Abigail M. Allen qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq rules. In making this determination, the Board considered formal education and previous and current experience in financial and accounting roles. Both Zeo’s independent registered public accounting firm and management periodically will meet privately with Zeo’s Audit Committee.

The Audit Committee’s responsibilities include, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing Zeo’s independent registered public accounting firm;

●	discussing with Zeo’s independent registered public accounting firm their independence from management;

●	reviewing with Zeo’s independent registered public accounting firm the scope and results of their audit;

●	pre-approving all audit and permissible non-audit services to be performed by Zeo’s independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and Zeo’s independent registered public accounting firm the interim and annual financial statements that Zeo files with the SEC;

●	reviewing and monitoring Zeo’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

The Compensation Committee consists of Neil Bush, James P. Benson and Mark M. Jacobs, and Mr. Bush serves as the chair of the Compensation Committee. All members are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has determined that each proposed member is “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a Compensation Committee. The Compensation Committee’s responsibilities include, among other things:

●	reviewing and setting or making recommendations to the Board regarding the compensation of Zeo’s executive officers;

●	making recommendations to the Board regarding the compensation of Zeo’s directors;

●	reviewing and approving or making recommendations to the Board regarding Zeo’s incentive compensation and equity-based plans and arrangements; and

●	appointing and overseeing any compensation consultants.

We believe that the composition and functioning of Zeo’s compensation committee will meet the requirements for independence under the current Nasdaq listing standards.

Executive Officers

On the Closing Date, the following persons were appointed to serve as the Company’s executive officers:

Name	Office
Timothy Bridgewater	Chief Executive Officer and Chief Financial Officer
Kalen Larsen	Chief Operating Officer
Gianluca “Luke” Guy	Chief Installation and Strategy Officer
Brandon Bridgewater	Chief Sales Officer
Stirling Adams	General Counsel and Secretary of the Board

In connection with the Closing, each of the Company’s executive officers prior to the Closing resigned from his or her respective position as an executive officer of the Company, in each case effective as of the Closing.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board.

Executive Compensation

The compensation of Sunergy’s named executive officers who served before the consummation of the Business Combination is described in the Proxy Statement in the section entitled “Executive Compensation” beginning on pages 329, which information is incorporated herein by reference.

Effective upon the Closing, the Company (or one of its subsidiaries) entered into new employment agreements with each of the Company’s named executive officers (or the “NEOs”).

Employment Agreement with Timothy Bridgewater

The Company (or one of its subsidiaries) has entered into an Executive Employment Agreement (the “Bridgewater Agreement”) with Mr. Timothy Bridgewater, the Company’s Chief Executive Officer. The period of the Bridgewater Agreement commenced on the Closing and continues through the third anniversary of the Closing, and is subject to automatic renewals for one (1) year periods, unless either party terminates employment or provides ninety (90) day notice of intent not to renew.

In recognition of Mr. Bridgewater’s responsibilities as the Company’s Chief Executive Officer, and based on comparison to peer organizations with similar activities and risk profiles, the Company agreed to pay Mr. Bridgewater a base salary of $390,000.

For each year the Bridgewater Agreement is in effect, the Compensation Committee of the Board may choose to provide a discretionary cash bonus to Mr. Bridgewater, and such bonus shall be performance based and the performance goals shall be as set forth by the Compensation Committee.

In addition, Mr. Bridgewater is eligible to receive certain grants of vested shares under the Incentive Plan (as defined below) in accordance with the following schedule:

●	50,000 vested shares to be granted on the date that is 12 months after the effective date of the Bridgewater Agreement;

●	50,000 vested shares to be granted on the date that is 24 months after the effective date of the Bridgewater Agreement; and

●	50,000 vested shares to be granted on the date that is 35 months after the effective date of the Bridgewater Agreement.

Further, if, within three (3) years of the effective date of the Bridgewater Agreement, (i) the volume-weighted average price of shares of the publicly traded stock of the Company exceeds $7.50 for 20 or more days of any consecutive 30-day period, then Mr. Bridgewater will be granted vested equity from the Incentive Plan (as defined below) equal to 1% of the total issued and outstanding capital stock of the Company, (ii) the volume-weighted average price of shares of the publicly traded stock of the Company exceeds $12.50 for 20 or more days of any consecutive 30-day period, then Mr. Bridgewater will be granted additional vested equity from the Incentive Plan equal to 1% of the total issued and outstanding capital stock of the Company, (iii) and the volume-weighted average price of shares of the publicly traded stock of the Company exceeds $15.00 for 20 or more days of any consecutive 30-day period, then Mr. Bridgewater will be granted additional vested equity from the Incentive Plan equal to 1% of the total issued and outstanding capital stock of the Company.

In addition, Mr. Bridgewater is eligible to participate in the Company’s employee benefits plan for its senior executives or employees, including the Company’s medical plans. Mr. Bridgewater is also entitled to receive six (6) weeks of paid time off in accordance with the Company’s policy for its senior executives. In addition, Mr. Bridgewater is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with this employment. Reimbursable expenses include, but are not limited to, business travel expenses.

The Company may terminate Mr. Bridgewater’s employment with or without Cause (as defined in the Bridgewater Agreement). The Company has agreed to provide thirty (30) days in notice to Mr. Bridgewater if he is terminated without Cause (or base salary in lieu of such notice), but no notice is required if he is terminated for Cause. For termination for Cause, Mr. Bridgewater (with his attorney) shall have the opportunity to respond to all relevant allegations upon which a contemplated termination for Cause is based.

Mr. Bridgewater may terminate his employment with or without Good Reason (as defined in the Bridgewater Agreement). If Mr. Bridgewater intends to terminate his employment without Good Reason, he has agreed to provide thirty (30) days’ written notice. For termination for Good Reason, Mr. Bridgewater has agreed that he will provide the Company with notice within thirty (30) days after receiving notice of a Good Reason event, after which the Company will have thirty (30) days to cure the Good Reason event, and, if not cured, Mr. Bridgewater will terminate employment within fifteen (15) days following the expiration of the cure period.

In the event of termination for any reason, Mr. Bridgewater shall continue to receive his full salary through the date of termination, any unreimbursed and approved business expenses, accrued but unused paid time off days, and any payments, benefits, or fringe benefits Mr. Bridgewater was entitled to under plan terms.

If the Company terminates Mr. Bridgewater without Cause or Mr. Bridgewater terminates for Good Reason, and there is no Change of Control (as defined in the Bridgewater Agreement), the Company has agreed to also provide Mr. Bridgewater the following:

(i)	a lump sum cash payment, payable on the date of termination, equal to the sum of the following: (x) one year’s base salary, and (y) any unpaid annual bonus for the preceding calendar year, and the greater of (I) any annual target cash bonus opportunity for the year of termination or (II) the average annual cash bonus for the three preceding completed years (provided, however, that if Mr. Bridgewater has not been employed for at least three years in which an annual cash bonus was paid, such calculation will assume that an annual cash bonus equal to any target annual cash bonus opportunity was paid in the missing years), and (z) any other target long-term incentive award granted to Mr. Bridgewater for the year in which the termination occurs;

(ii)	accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iii)	to the extent eligible, continuation health insurance coverage under COBRA for twelve (12) months following termination.

If the Company terminates Mr. Bridgewater without Cause or Mr. Bridgewater terminates for Good Reason, and such termination occurs within two (2) years following or six (6) months prior to a Change of Control (as defined in the Bridgewater Agreement), the Company has agreed to also provide Mr. Bridgewater the following:

(i)	pro-rated, based on the number of days worked during the year in which the termination occurs, the greater of any annual target cash bonus opportunity for the year of termination or the highest actual annual cash bonus paid during the three preceding completed years;

(ii)	a lump sum cash payment equal to the sum of the following: (x) one year's base salary, (y) any unpaid annual bonus for the preceding calendar year, and (z) any other target long-term incentive award granted for the year in which termination occurs;

(iii)	accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iv)	to the extent eligible, continuation health insurance coverage under COBRA for twelve (12) months following termination.

Employment Agreement with Kalen Larsen

The Company (or one of its subsidiaries) has entered into an Executive Employment Agreement (the “Larsen Agreement”) with Mr. Kalen Larsen, the Company’s Chief Operations Officer. The period of the Larsen Agreement commenced on the Closing and continues through the third anniversary of the Closing, and is subject to automatic renewals for one (1) year periods unless either party terminates employment or provides ninety (90) day notice of intent not to renew.

In recognition of Mr. Larsen’s responsibilities as the Company’s Chief Operations Officer, and based on comparison to peer organizations with similar activities and risk profiles, the Company agreed to pay Mr. Larsen a minimum salary of at least $684 per week or such greater amount as required to qualify for an exemption from overtime under Section 13(a)(1) of the Fair Labor Standards Act. From the second year the Larsen Agreement is in effect, the Compensation Committee of the Board may choose to provide a discretionary cash bonus to Mr. Larsen, and such bonus shall be performance based and the performance goals shall be as set forth by the Compensation Committee.

In addition, Mr. Larsen is eligible to participate in the Company’s employee benefits plan for its senior executives or employees, including the Company’s medical plans. Mr. Larsen is also entitled to receive six (6) weeks of paid time off in accordance with the Company’s policy for its senior executives. In addition, Mr. Larsen is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with this employment. Reimbursable expenses include, but are not limited to, business travel expenses.

The Company may terminate Mr. Larsen’s employment with or without Cause (as defined in the Larsen Agreement). The Company has agreed to provide thirty (30) days in notice to Mr. Larsen if he is terminated without Cause (or base salary in lieu of such notice), but no notice is required if he is terminated for Cause. For termination for Cause, Mr. Larsen (with his attorney) shall have the opportunity to respond to all relevant allegations upon which a contemplated termination for Cause is based.

Mr. Larsen may terminate his employment with or without Good Reason (as defined in the Larsen Agreement). If Mr. Larsen intends to terminate his employment without Good Reason, he has agreed to provide thirty (30) days’ written notice. For termination for Good Reason, Mr. Larsen has agreed that he will provide the Company with notice within thirty (30) days after receiving notice of a Good Reason event, the Company will have thirty (30) days to cure the Good Reason, and, if not cured, Mr. Larsen will terminate employment within fifteen (15) days following the expiration of the cure period.

In the event of termination for any reason, Mr. Larsen shall continue to receive his full salary through the date of termination, any unreimbursed and approved business expenses, accrued but unused paid time off days, and any payments, benefits, or fringe benefits Mr. Larsen was entitled to under plan terms.

If the Company terminates Mr. Larsen without Cause or Mr. Larsen terminates for Good Reason, and there is no Change of Control (as defined in the Larsen Agreement), the Company has agreed to also provide Mr. Larsen the following:

(iv)	a lump sum cash payment, payable on the date of termination, equal to the sum of the following: (x) the greater of $350,000 or Mr. Larsen’s then-current base salary, and (y) any unpaid annual bonus for the preceding calendar year, and the greater of (I) any annual target cash bonus opportunity for the year of termination or (II) the average annual cash bonus, if any, for the three preceding completed years (provided, however, that if Mr. Larsen has not been employed for at least three years in which an annual cash bonus was paid, such calculation will assume that an annual cash bonus equal to any target annual cash bonus opportunity was paid in the missing years; a cash bonus does not refer to a distribution of cash made to Mr. Larsen as a result of Mr. Larsen’s ownership interests in the Company or any affiliated entity), and (z) and any target long-term incentive award granted to Mr. Larsen for the year in which termination occurs;

(v)	accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(vi)	to the extent eligible, continuation health insurance coverage under COBRA for twelve (12) months following termination.

If the Company terminates Mr. Larsen without Cause or Mr. Larsen terminates for Good Reason, and such termination occurs within two (2) years following or six (6) months prior to Change of Control (as defined in the Larsen Agreement), the Company has agreed to also provide Mr. Larsen the following:

(v)	pro-rated, based on the number of days worked during the year in which the termination occurs, the greater of any annual target cash bonus opportunity for the year of termination or the highest actual annual cash bonus paid during the three preceding completed years (a cash bonus does not refer to a distribution of cash made to Mr. Larsen as a result of Mr. Larsen’s ownership interests in the Company or any affiliated entity);

(vi)	a lump sum cash payment equal to the sum of the following: (x) the greater of $350,000 or Mr. Larsen’s then-current base salary, and (y) any unpaid annual bonus for the preceding calendar year;

(vii)	accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(viii)	to the extent eligible, continuation health insurance coverage under COBRA for twelve (12) months following termination.

Employment Agreement with Gianluca Guy

The Company (or one or its subsidiaries) has entered into an Executive Employment Agreement (the “Guy Agreement”) with Mr. Gianluca Guy, the Company’s Chief Installation and Strategy Officer. The period of the Guy Agreement commenced on the Closing and continues through the third anniversary of the Closing, and is subject to automatic renewals for one (1) year periods unless either party terminates employment or provides ninety (90) day notice of intent not to renew.

In recognition of Mr. Guy’s responsibilities as the Company’s Chief Installation and Strategy Officer, and based on comparison to peer organizations with similar activities and risk profiles, the Company agreed to pay Mr. Guy a minimum salary of at least $684 per week or such greater amount as required to qualify for an exemption from overtime under Section 13(a)(1) of the Fair Labor Standards Act. From the second year the Guy Agreement is in effect, the Compensation Committee of the Board may choose to provide a discretionary cash bonus to Mr. Guy, and such bonus shall be performance based and the performance goals shall be as set forth by the Compensation Committee.

In addition, Mr. Guy is eligible to participate in the Company’s employee benefits plan for its senior executives or employees, including the Company’s medical plans. Mr. Guy is also entitled to receive six (6) weeks of paid time off in accordance with the Company’s policy for its senior executives. In addition, Mr. Guy is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with this employment. Reimbursable expenses include, but are not limited to, business travel expenses.

The Company may terminate Mr. Guy’s employment with or without Cause (as defined in the Guy Agreement). The Company has agreed to provide thirty (30) days in notice to Mr. Guy if he is terminated without Cause (or base salary in lieu of such notice), but no notice is required if he is terminated for Cause. For termination for Cause, Mr. Guy (with his attorney) shall have the opportunity to respond to all relevant allegations upon which a contemplated termination for Cause is based.

Mr. Guy may terminate his employment with or without Good Reason (as defined in the Guy Agreement). If Mr. Guy intends to terminate his employment without Good Reason, he has agreed to provide thirty (30) days’ written notice. For termination for Good Reason, Mr. Guy has agreed that he will provide the Company with notice within thirty (30) days after receiving notice of a Good Reason event, the Company will have thirty (30) days to cure the Good Reason, and, if not cured, Mr. Guy will terminate employment within fifteen (15) days following the expiration of the cure period.

In the event of termination for any reason, Mr. Guy shall continue to receive his full salary through the date of termination, any unreimbursed and approved business expenses, accrued but unused paid time off days, and any payments, benefits, or fringe benefits Mr. Guy was entitled to under plan terms.

If the Company terminates Mr. Guy without Cause or Mr. Guy terminates for Good Reason, and there is no Change of Control (as defined in the Guy Agreement), the Company has agreed to also provide Mr. Guy the following:

(i)	a lump sum cash payment, payable on the date of termination, equal to the sum of the following: (x) the greater of $350,000 or Mr. Guy’s then-current base salary, and (y) any unpaid annual bonus for the preceding calendar year, and the greater of (I) any annual target cash bonus opportunity for the year of termination or (II) the average annual cash bonus, if any, for the three preceding completed years (provided, however, that if Mr. Guy has not been employed for at least three years in which an annual cash bonus was paid, such calculation will assume that an annual cash bonus equal to any target annual cash bonus opportunity was paid in the missing years; a cash bonus does not refer to a distribution of cash made to Mr. Guy as a result of Mr. Guy’s ownership interests in the Company or any affiliated entity), and (z) and any target long-term incentive award granted to Mr. Guy for the year in which termination occurs;

(ii)	accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iii)	to the extent eligible, continuation health insurance coverage under COBRA for twelve (12) months following termination.

If the Company terminates Mr. Guy without Cause or Mr. Guy terminates for Good Reason, and such termination occurs within two (2) years following or six (6) months prior to a Change of Control (as defined in the Guy Agreement), the Company has agreed to also provide Mr. Guy the following:

(i)	pro-rated, based on the number of days worked during the year in which the termination occurs, the greater of any annual target cash bonus opportunity for the year of termination or the highest actual annual cash bonus paid during the three preceding completed years (a cash bonus does not refer to a distribution of cash made to Mr. Guy as a result of Mr. Guy’s ownership interests in the Company or any affiliated entity);

(ii)	a lump sum cash payment equal to the sum of the following: (x) the greater of $350,000 or Mr. Guy’s then-current base salary, and (y) any unpaid annual bonus for the preceding calendar year;

(iii)	accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iv)	to the extent eligible, continuation health insurance coverage under COBRA for twelve (12) months following termination.

Employment Agreement with Brandon Bridgewater

The Company (or one of its subsidiaries) has entered into an Executive Employment Agreement (the “Brandon Bridgewater Agreement”) with Mr. Brandon Bridgewater, the Company’s Chief Sales Officer. The period of the Brandon Bridgewater Agreement commenced on the Closing and continues through the third anniversary of the Closing, and is subject to automatic renewals for one (1) year periods unless either party terminates employment or provides ninety (90) day notice of intent not to renew.

In recognition of Mr. Brandon Bridgewater’s responsibilities as the Company’s Chief Sales Officer, and based on comparison to peer organizations with similar activities and risk profiles, the Company agreed to pay Mr. Brandon Bridgewater a minimum salary of at least $684 per week or such greater amount as required to qualify for an exemption from overtime under Section 13(a)(1) of the Fair Labor Standards Act. From the second year the Brandon Bridgewater Agreement is in effect, the Compensation Committee of the Board may choose to provide a discretionary cash bonus to Mr. Brandon Bridgewater, and such bonus shall be performance based and the performance goals shall be as set forth by the Compensation Committee.

In addition, Mr. Brandon Bridgewater is eligible to participate in the Company’s employee benefits plan for its senior executives or employees, including the Company’s medical plans. Mr. Brandon Bridgewater is also entitled to receive six (6) weeks of paid time off in accordance with the Company’s policy for its senior executives. In addition, Mr. Brandon Bridgewater is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with this employment. Reimbursable expenses include, but are not limited to, business travel expenses.

The Company may terminate Mr. Brandon Bridgewater’s employment with or without Cause (as defined in the Brandon Bridgewater Agreement). The Company has agreed to provide thirty (30) days in notice to Mr. Brandon Bridgewater if he is terminated without Cause (or base salary in lieu of such notice), but no notice is required if he is terminated for Cause. For termination for Cause, Mr. Brandon Bridgewater (with his attorney) shall have the opportunity to respond to all relevant allegations upon which a contemplated termination for Cause is based.

Mr. Brandon Bridgewater may terminate his employment with or without Good Reason (as defined in the Brandon Bridgewater Agreement). If Mr. Brandon Bridgewater intends to terminate his employment without Good Reason, he has agreed to provide thirty (30) days’ written notice. For termination for Good Reason, Mr. Brandon Bridgewater has agreed that he will provide the Company with notice within thirty (30) days after receiving notice of a Good Reason event, the Company will have thirty (30) days to cure the Good Reason, and, if not cured, Mr. Brandon Bridgewater will terminate employment within fifteen (15) days following the expiration of the cure period.

In the event of termination for any reason, Mr. Brandon Bridgewater shall continue to receive his full salary through the date of termination, any unreimbursed and approved business expenses, accrued but unused paid time off days, and any payments, benefits, or fringe benefits Mr. Brandon Bridgewater was entitled to under plan terms.

If the Company terminates Mr. Brandon Bridgewater without Cause or Mr. Brandon Bridgewater terminates for Good Reason, and there is no Change of Control (as defined in the Brandon Bridgewater Agreement), the Company has agreed to also provide Mr. Brandon Bridgewater the following:

(i)	a lump sum cash payment, payable on the date of termination, equal to the sum of the following: (x) one year’s base salary, and (y) any unpaid annual bonus for the preceding calendar year, and the greater of (I) any annual target cash bonus opportunity for the year of termination or (II) the average annual cash bonus for the three preceding completed years (provided, however, that if Mr. Brandon Bridgewater has not been employed for at least three years in which an annual cash bonus was paid, such calculation will assume that an annual cash bonus equal to any target annual cash bonus opportunity was paid in the missing years), and (z) any other target long-term incentive award granted to Mr. Brandon Bridgewater for the year in which the termination occurs;

(ii)	accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iii)	to the extent eligible, continuation health insurance coverage under COBRA for twelve (12) months following termination.

If the Company terminates Mr. Brandon Bridgewater without Cause or Mr. Brandon Bridgewater terminates for Good Reason, and such termination occurs within two (2) years following or six (6) months prior to a Change of Control (as defined in the Brandon Bridgewater Agreement), the Company has agreed to also provide Mr. Brandon Bridgewater the following:

(i)	pro-rated, based on the number of days worked during the year in which the termination occurs, the greater of any annual target cash bonus opportunity for the year of termination or the highest actual annual cash bonus paid during the three preceding completed years;

(ii)	a lump sum cash payment equal to the sum of the following: (x) one year's base salary, (y) any unpaid annual bonus for the preceding calendar year, and (z) any other target long-term incentive award granted for the year in which termination occurs;

(iii)	accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iv)	to the extent eligible, continuation health insurance coverage under COBRA for twelve (12) months following termination.

2024 Omnibus Incentive Equity Plan

On March 6, 2024, the shareholders of ESEN approved the Zeo Energy Corp. 2024 Omnibus Incentive Equity Plan (the “Incentive Plan”), which became effective upon the Closing. The material terms of the Incentive Plan are described in the Proxy Statement in the section entitled “Proposal No. 7 - The Incentive Equity Plan Proposal” beginning on page 236, which information is incorporated herein by reference. The Company has initially reserved 3,220,400 shares of Zeo Class A Common Stock for the issuance of awards under the Incentive Plan (“Initial Limit”). The Initial Limit represents 8% of the aggregate number of shares of the Zeo capital stock outstanding immediately after the Closing and is subject to increase each year.

The foregoing description of the Incentive Plan is qualified in its entirety by the full text of the Incentive Plan, the form of which is filed as Exhibit 10.17 hereto and is incorporated herein by reference.

Director Compensation

A description of the compensation of ESGEN’s directors and Sunergy’s managers before the consummation of the Business Combination is set forth in the Proxy Statement in the sections entitled “Information about ESGEN - Executive Compensation and Director Compensation” and “Sunergy Management — Manager Compensation” beginning on pages 294 and 329, respectively, and that information is incorporated herein by reference.

The compensation of the Company’s directors after the consummation of the Business Combination will be determined by the Compensation Committee.

Certain Relationships and Related Transactions

The information set forth in the section of the Proxy Statement entitled “Certain Relationships and Related Transactions” beginning on page 329 and the information set forth under the headings “Amended and Restated Registration Rights Agreement,” “Tax Receivable Agreement” and “Indemnification Agreements” in Item 1.01 of this Report is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings is set forth in the section of the Proxy Statement entitled “Information About ESGEN - Legal Proceedings” on page 295, which information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information regarding holders of the Company’s securities is set forth under “Description of the Company’s Securities” below.

Following the Closing, on March 14, 2024, the Zeo Class A Common Stock and publicly traded warrants began trading on Nasdaq under the symbols “ZEO” and “ZEOWW,” respectively. The warrants may be delisted from Nasdaq if there is not a sufficient number of round lot holders within 15 days after the consummation of the Business Combination, and if delisted, may be quoted on the OTC Bulletin Board or OTC Pink, an inter-dealer automated quotation system for equity securities that is not a national securities exchange. The public units of ESGEN automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security.

The Company has not paid any cash dividends on its shares of its common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Report concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of the Company’s Securities

The Company has authorized 410,000,000 shares of capital stock, consisting of (a) 300,000,000 shares of Class A Common Stock, par value $0.0001 per share, (b) 100,000,000 shares of Class V Common Stock, par value $0.0001 per share and (c) 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the Closing, there were 5,026,964 shares of Class A Common Stock outstanding, 35,230,000 shares of Class V Common Stock outstanding, and 13,799,989 warrants outstanding.

Indemnification of Directors and Officers

The information set forth in “Indemnification Agreements” in Item 1.01 of this Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

This item will be filed by amendment to this Report.

Financial Statements, Supplementary Data and Exhibits

The information set forth in Item 9.01 of this Report is incorporated herein by reference.

Item 2.02

On March 19, 2024, the Company issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2023. A copy of the press release is furnished hereto as Exhibit 99.2.

The information provided in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

Zeo Class V Common Stock

On March 13, 2024, prior to the Closing, the Sponsor was issued 1,500,000 shares of Zeo Class V Common Stock pursuant to the terms of the Sponsor Subscription Agreement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

On March 13, 2024, at the Closing, the Sellers collectively received 33,730,000 shares of Zeo Class V Common Stock pursuant to the terms of the Business Combination Agreement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Item 3.03 Material Modification to Rights of Security Holders.

On the Closing Date, the Company filed the Certificate of Incorporation of the Company (the “Charter”) with the Secretary of State of the State of Delaware and adopted the Bylaws of the Company (the “Bylaws,” together with the Charter, the “Zeo Organizational Documents”). The material terms of the Zeo Organizational Documents and the general effect upon the rights of holders of the Company’s capital stock are described in the sections of the Proxy Statement entitled “Proposal No. 4 - The Organizational Documents Proposal,” beginning on page 223, which information is incorporated herein by reference. A copy of each of the Charter and the Bylaws is filed as Exhibit 3.1 and 3.2 to this Report and is incorporated herein by reference.

Item 5.01 Changes in Control of the Registrant.

The information set forth in the “Introductory Note” and in Item 2.01 of this Report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers before and after the Closing is set forth in the Proxy Statement in the sections entitled “Information about ESGEN Directors and Executive Officers” beginning on page 284, “Management of New Pubco Following the Business Combination” beginning on page 333, and “Proposal No. 8 - The Director Election Proposal” beginning on page 242, which are incorporated herein by reference.

The information regarding the Company’s officers and directors set forth under the headings “Directors and Executive Officers” and “Executive Compensation” in Item 2.01 of this Report is incorporated herein by reference.

Director Compensation

The information set forth under the heading “Director Compensation” in Item 2.01 of this Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Report is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by ESGEN’s Amended and Restated Certificate of Incorporation, the Company ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in the section of the Proxy Statement entitled “Proposal No. 1 - The Business Combination Proposal” beginning on page 208, which information is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On March 13, 2024, the parties issued a joint press release announcing the completion of the Business Combination, a copy of which is furnished as Exhibit 99.3 hereto.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The unaudited pro forma condensed combined financial information of Sunergy and ESGEN is set forth in Exhibit 99.1 and incorporated herein by reference.

(c) Exhibits

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Description	Form	Exhibit	Filing Date
2.1+	Business Combination Agreement, dated as of April 19, 2023, by and among ESGEN, Sunergy, the Sellers, OpCo, the Sponsor and Timothy Bridgewater.	8-K	2.1	April 20, 2023
2.2	Amendment No. 1 to Business Combination Agreement, dated as of January 24, 2024, by and between ESGEN and Sunergy.	8-K	2.1	January 25, 2024
3.1*	Certificate of Incorporation of Zeo Energy Corp.
3.2*	Bylaws of Zeo Energy Corp.
10.1	Amended and Restated Subscription Agreement, dated as of January 24, 2024, by and among ESGEN, OpCo and the Sponsor.	8-K	10.2	January 25, 2024
10.2	Letter Agreement, dated as of October 22, 2021, by and among ESGEN, the Sponsor and the Insiders party thereto.	8-K	10.5	October 25, 2021
10.3	Amendment to Letter Agreement, dated as of April 19, 2023, by and among ESGEN, the Sponsor and the Insiders party thereto.	8-K	10.1	April 20, 2023
10.4	Amendment No. 2 to Letter Agreement, dated as of January 24, 2024, by and among ESGEN, the Sponsor and the Insiders party thereto.	8-K	10.1	January 25, 2024
10.5*	Side Letter, dated as of March 13, 2024 by and among ESGEN, Sponsor, Sunergy and the other parties thereto.
10.6	Non-Redemption Agreement, dated as of March 11, 2024, by and between ESGEN and The K2 Principal Fund L.P.	8-K	10.1	March 12, 2024
10.7*	Amended and Restated Registration Rights Agreement, dated as of March 13, 2024.
10.8*	OpCo A&R LLC Agreement, dated as of March 13, 2024.
10.9	Form of Lock-Up Agreement.	8-K	2.1	April 20, 2023
10.10*	Tax Receivable Agreement, dated as of March 13, 2024.
10.11*	Form of Indemnification Agreement.
10.12*	Employment Agreement, dated March 13, 2024, by and between Opco and Timothy Bridgewater.
10.13*	Employment Agreement, dated March 13, 2024, by and between Opco and Kalen Larsen.
10.14*	Employment Agreement, dated March 13, 2024, by and between Opco and Gianluca “Luke” Guy.
10.15*	Employment Agreement, dated March 13, 2024, by and between Opco and Brandon Bridgewater.
10.17*	Zeo Energy Corp. 2024 Omnibus Incentive Equity Plan.
21.1*	Subsidiaries of Zeo Energy Corp.
99.1*	Unaudited Pro Forma Condensed Combined Financial Information.
99.2*	Earnings Release, dated March 19, 2024.
99.3*	Press Release, dated March 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed or furnished herewith

+	The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2024	Zeo Energy Corp.

	By:	/s/ Timothy Bridgewater
	Name:	Timothy Bridgewater
	Title:	Chief Executive Officer and Chief Financial Officer